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                                                                    Exhibit 99.4

                            AEI HOLDING COMPANY, INC.

                              OFFER TO EXCHANGE ITS
                       10% SERIES B SENIOR NOTES, DUE 2007
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       10% SERIES A SENIOR NOTES, DUE 2007
                           PURSUANT TO THE PROSPECTUS
                             DATED ___________, 1998



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     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
     YORK CITY TIME, ON ___________, 1998, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

         Enclosed for your consideration are a Prospectus dated ___________, 1998 (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal", and together with the Prospectus, the "Exchange Offer") relating to the offer by AEI Holding Company, Inc. (the "Issuer") to exchange its 10% Series B Senior Notes, due 2007 (the "Exchange Notes") for a like principal amount of its outstanding 10% Series A Senior Notes, due 2007 (the "Old Notes", and together with the Exchange Notes, the "Senior Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer. Old Notes may be tendered in whole or in part in integral multiples of $1,000.

         The enclosed material is being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered holder pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Old Notes in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Old Notes.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on ___________, 1998, unless extended.

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on ___________, 1998, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth in the Letter of Transmittal.

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         Your attention is directed to the following:

                  1. The Exchange Offer is for the exchange of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Old Notes. As of _________________, 1998, $200,000,000 aggregate principal amount of Old Notes was outstanding.

                  2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER-CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

                  3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on ___________, 1998, unless extended.

                  4. The Issuer has agreed to pay certain expenses of the Exchange Offer. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal. See "The Exchange Offer-Solicitation of Tenders; Fees and Expenses" and "The Exchange Offer-Transfer Taxes" in the Prospectus.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OLD NOTES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITIES LAW.

         If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the Exchange Offer by the Company to exchange Exchange Notes for Old Notes.

         This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned represents that: (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business; (ii) it is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes; and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the Exchange Notes meeting the requirements of the Securities Act in connection with any resales by it of the Exchange Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

         You are hereby instructed to tender all Old Notes held for the account of the undersigned unless otherwise indicated below.

         [ ]      Do not tender any Old Notes.

         [ ]      Tender Old Notes in the principal amount of ________________.



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                                    (Signature(s)


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                                    Capacity (full title) if signing in a
                                    fiduciary or representative capacity

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                                    Name(s) and address, including zip code


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                                    Date


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                                    Area Code and Telephone Number


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                                    Taxpayer Identification or Social Security
                                    Number



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